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                                                                      Exhibit 99
Contact:    Geof Wendt
            Host Marriott Corporation
            (301) 380-5694


TERENCE C. GOLDEN TO RETIRE AS HOST MARRIOTT PRESIDENT AND CHIEF EXECUTIVE OFFICER. CHRISTOPHER J. NASSETTA NAMED TO BE HIS SUCCESSOR

BETHESDA, MD, Wednesday, November 03, 1999- Host Marriott Corporation's Board of Directors announced today that Terence C. Golden, the Company's President and Chief Executive Officer, has notified the Company of his intention to retire effective May 18, 2000, the date of the next annual shareholders meeting. The Board also announced that it has named Christopher J. Nassetta, the Company's Executive Vice President and Chief Operating Officer, as President and Chief Executive Officer effective on that date. Mr. Golden will remain a member of the Board of Directors after the effective date of his resignation, Mr. Nassetta was elected to the Board at yesterday's Board of Directors meeting.

     Richard Marriott, the Company's Chairman said, "Under Terry's leadership, Host Marriott was redefined as a company. Through its aggressive acquisition of full service hotels, the Company more than tripled in size, more than doubled its earnings and became one of the largest lodging real estate owners in the world. These actions, as well as the spinoff of two independent companies (Host Marriott Services and Crestline Capital Corporation (NYSE:CLJ)) and our conversion to a REIT, have positioned the company for future growth and success."
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     Mr. Marriott added, "While we are disappointed to accept Terry's resignation, we are grateful for his tremendous contribution, and understand his motivations. We are very fortunate to have an extremely capable and talented successor in Chris Nassetta. Chris has substantial experience in the real estate industry and has played a significant role in all aspects of managing our Company since joining with Terry in 1995. We are confident that our seasoned management team, led by Mr. Nassetta, will keep Host Marriott in the forefront of the industry."

     Mr. Golden stated, "I fully endorse Chris Nassetta's selection as the Company's new President and CEO. Chris and I have worked together for more than a decade, and I have complete confidence in his judgement and his leadership skills."

     Host Marriott Corporation is a lodging real estate company, which owns 124 upscale, and luxury full-service hotel properties primarily operated under Marriott, Ritz-Carlton, Four Seasons, Hyatt and Swissotel brand names. For further information on Host Marriott Corporation, please visit the Company's website at www.hostmarriott.com.
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     Certain matters discussed in this press release include forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. Future transactions, results, performance and achievements will be affected by general economic, business and financing conditions, competition and governmental actions.

     The cautionary statements set forth in reports filed under the Securities Exchange Act of 1934 contain important factors with respect to such forward-looking statements, including: (i) national and local economic and business conditions that will, among other things, affect demand for hotels and other properties, the level of rates and occupancy that can be achieved by such properties and the availability and terms of financing; (ii) the ability to maintain the properties in a first-class manner
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(including meeting capital expenditure requirements); (iii) the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; (iv) the ability to acquire or develop additional properties and risk that potential acquisitions or developments may not perform in accordance with expectations; (v) changes in travel patterns, taxes and government regulations; (vi) governmental approvals, actions and initiatives;
(vii) the effects of tax legislative action; (viii) the effect on the Company of the Year 2000 issues; and (ix) the ability of the Company to satisfy complex rules in order to qualify for taxation as a REIT for federal income tax purposes and to operate effectively within the limitations imposed by these rules. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

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